[LETTERHEAD OF LESLEY, THOMAS, SCHWARZ & POSTMA, INC.]


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use in this Registration Statement on Form SB-2 of JPAL, Inc. of our report dated July 27, 2000, relating to the financial statements of JPAL, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.





                                    /s/  Lesley, Thomas, Schwarz & Postma, Inc.
                                         Lesley, Thomas, Schwarz & Postma, Inc.
                                         A Professional Accountancy Corporation





Newport Beach, California
August 17, 2000